EXHIBIT 10.1

                                    AGREEMENT

         The following is an agreement (the "Agreement") by and between Charles William Reed ("Executive") and Escalade, Incorporated, an Indiana corporation ("Escalade") regarding Executive's retirement from all positions held by Executive with Escalade and its various subsidiaries and affiliates. Escalade and Executive are sometimes referred to collectively as the "parties" and individually as a "party," and the term "Company" shall mean Escalade and its various subsidiaries and affiliates collectively.

                                    Recitals:

         A. Executive is the President, Chief Executive Officer and a Director of Escalade and is an officer and/or director of various subsidiaries and affiliates of Escalade; and

         B. Executive has announced his intention to retire from all positions with the Company; and

         C. Executive and the Company have reached an agreement with respect to all matters related to Executive's retirement.

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the Company and Executive agree as follows:

         1. Retirement. Executive hereby affirms his retirement from his positions as President, Chief Executive Officer and a Director of Escalade and from all other executive officer and director positions that he holds with any of Escalade's subsidiaries and their affiliates, effective as of April 19, 2006 (the "Executive Transition Date"). Executive acknowledges and agrees as of the Executive Transition Date he also retires as a trustee or other administrator of any and all Company benefit plans, including without limitation the Company's retirement plan. Executive hereby affirms his withdrawal of his proposed nomination for election to Escalade's Board of Directors at Escalade's Annual Meeting of Stockholders scheduled for April 22, 2006. Executive and the Company agree that Executive's resignation as a Director of Escalade is not related to any disagreement between them. Executive further hereby acknowledges and agrees that he will retire as an employee from all other positions held by him with the Company effective as of July 17, 2006 (the "Retirement Date").

         2. Ongoing Employment. Executive and the Company agree that for the ninety (90) day period commencing on the Executive Transition Date and ending on the Retirement Date (such ninety day period being hereafter referred to as the "Continuing Employment Period"), Executive shall continue as an employee of the Company to work on such projects as requested from time to time by Escalade's Board of Directors or Chief Executive Officer, which services may include without limitation advisory and transition services, special projects, the development and retention of employee, customer and supplier relationships,

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and providing information about existing, past and prospective customers and vendors of the Company. Executive acknowledges and agrees that the Company shall have no obligation to provide him with an office or secretary following the expiration of thirty (30) days after the Executive Transition Date, provided, however, the Company shall provide administrative support to Executive as reasonably needed to allow Executive to deliver his services to the Company as contemplated herein. The Company acknowledges and agrees that Executive's planned two week vacation at the end of May shall not constitute a violation or breach of any provision of this Agreement.

         3. Compensation and Benefits. In consideration of the services to be provided by Executive hereunder and provided that Executive fulfills his obligations as set forth in this Agreement, and provided further with respect to all obligations of the Company to be provided after the Retirement Date, that Executive has signed on or promptly after the Retirement Date an Additional Release (as defined in Section 14(f) of this Agreement), which Additional Release has been delivered to the Company and by its terms has become effective, the Company agrees as follows:

                  (a) Compensation. The Company will pay Executive cash in the following amounts at the times provided: (i) his current salary in the amount of Twenty Two Thousand Nine Hundred Seventeen Dollars ($22,917) per month for the three months commencing on the Executive Transition Date and ending on the day prior to the Retirement Date (the "Earned Compensation"), plus any unpaid director fees earned prior to the Executive Transition Date (the "Unpaid Director Fees"); (ii) Twenty Three Thousand Two Hundred Dollars ($23,200) per month for eighteen (18) months commencing on the Retirement Date and ending on January 16, 2008 (the "Initial Post-Employment Period"); and (iii) Twenty Five Thousand One Hundred Dollars ($25,100) per month for fifteen (15) months commencing on the day following the end of the Initial Post-Employment Period and ending on April 16, 2009 (the "Subsequent Post-Employment Period"). The cash amounts payable pursuant to Section 3(a)(ii) and (iii) are sometimes referred to hereafter collectively as the "Cash Retirement Payments". The Earned Compensation, the Director Fees and the Cash Retirement Payments shall be in lieu of any further salary or bonus that may have otherwise become payable to Executive if he had continued as an executive officer and director of the Escalade and its various subsidiaries and affiliates following the Executive Transition Date. Each installment of Earned Compensation and each installment of Cash Retirement Payments shall be paid by the Company to Executive when due as provided in this Section 3(a) in regular installments in accordance with Company's general payroll practices for salaried employees commencing with the next payroll date following the Executive Transition Date, provided, however, that no Cash Retirement Payment shall be made to Executive prior to January 18, 2007 (the "Delayed Payment Date"), in accordance with Section 409A of the Internal Revenue Code of 1986, as amended. Any and all Cash Retirement Payments so delayed shall be paid to Executive in one lump sum on the Delayed Payment Date. The Company shall pay the Unpaid Director Fees to Executive at the time and in the manner that such fees would be paid in the ordinary course of business in accordance with past practices.

                  (b) Stock Options. Executive currently has options to purchase additional shares of Escalade common stock which have been granted to him pursuant to the terms of Escalade's 1997 Incentive Stock Option Plan (the

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"Plan"). Escalade shall accelerate the vesting of all such options as of the
Retirement Date and Executive shall have ninety (90) days thereafter to exercise all or part of such options, if any, in his sole discretion. Any unexercised options outstanding upon the conclusion of this ninety day period will then expire without any further action by Executive or the Company.

                  (c) Medical Benefits. Through the Continuing Employment Period, the Company shall at its expense continue on behalf of Executive and his dependents and beneficiaries (to the same extent provided to the dependents and beneficiaries prior to the Executive Transition Date) the medical, dental, and hospitalization benefits (including deductibles and costs) as currently provided by the Company to Executive Officer. Beginning on the Retirement Date, Executive shall be eligible to elect COBRA continuation coverage under the group medical, dental and hospitalization plan in which Executive was enrolled immediately prior to the Retirement Date, it being understood and agreed that such COBRA continuation coverage will not include the Execucare coverage provided to Executive through the Retirement Date. If Executive timely elects COBRA continuation coverage, the Company shall pay for such coverage during the Initial Post-Employment Period unless Executive elects to earlier terminate such coverage. Following the end of the Initial Post-Employment Period, Executive shall thereafter be solely responsible for obtaining and maintaining medical, dental and hospitalization benefits for Executive and his dependents at Executive's own expense. The Company's obligation pursuant to this Section 3(c) with respect to medical, dental and hospitalization benefits shall be limited to the extent that Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to Executive than the coverages and benefits required to be provided hereunder.

                  (d) Deferred Compensation Plan. On the Retirement Date, the Company shall pay to Executive Four Hundred Eleven Thousand One Hundred Fifty Six Dollars ($411,156) in a lump sum, which amount is equal to Executive's account balance as of December 31, 2004 under the Company's deferred compensation plan. The remaining balance of Sixty One Thousand One Hundred Ninety Dollars ($61,190) in Executive's account in the Company's deferred compensation plan as of the Retirement Date shall continue to bear interest at the rate of 9% per annum, accruing monthly, until the Delayed Payment Date. On the Delayed Payment Date, the Company shall pay Executive's entire account balance as of such date, in accordance with Section 409A of the Internal Revenue Code of 1986, as amended.

                  (e) No Other Continuing Employee Benefits. Except as provided in Section 3(c), beginning on the Retirement Date, the Company shall have no obligation to provide any other employee benefits to Executive. The benefits which the Company may cease providing to Executive as of the Retirement Date include, without limitation, (i) participation in the Company's 401(k) plan and/or any other retirement plan, (ii) disability insurance coverage, (iii) life insurance policies, including the existing $150,000 term life insurance policy on Executive's life, of which policy Executive's spouse is the current designated beneficiary, (iv) cell phone coverage and reimbursement, (v) country club dues and expenses, (vi) any AOL or other internet account, and (vii) participation in Execucare..

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                  (f)      Personal Property.

                  (i) Promptly following the Executive Transition Date, Executive may remove all of his personal items, including office furnishings, from the Company's offices on or before the Retirement Date. Upon the Company's request, Executive shall provide reasonably satisfactory evidence of ownership of any or all such items to the Company.

                  (ii) On or before the Retirement Date, the Company shall permit Executive to remove his current personal computer from Executive's office and the Company shall transfer title to such personal computer to Executive. Prior to Executive's removal of such personal computer, Company personnel shall remove all information relating to the Company that is contained in such computer and all of Executive's personal information contained therein shall either remain therein or shall be transferred onto a disk, which disk will be provided to Executive. Executive may observe and participate in this file transfer procedure, and both Executive and the Company agree to cooperate in good faith to accomplish the orderly transfer of such information.

                  (iii) On or before the Retirement Date, the Company and Executive shall cooperate in transferring Executive's cell phone account and phone number to the Company, provided, however, that the Company and Executive agree that Executive shall be provided ownership of his existing cell phone to the extent not already owned by him.

                  (g) Expense Reimbursement; Prepaid Expenses. Upon submission of receipts and/or other appropriate documentation, in accordance with the Company's existing policies and procedures, the Company shall reimburse Executive in the ordinary course of business for all reasonable and necessary business expenses incurred by Executive prior to the Executive Transition Date and for all reasonable and necessary business expenses incurred through the Continuing Employment Period relating to services requested by the Company in accordance with Section 2 hereof. Promptly following the Executive Transition Date, Executive shall return to the Company any and all outstanding advances and prepaid expenses obtained by Executive prior to the Executive Transition Date and, as applicable, shall obtain any related credits that may be available from third parties with respect to such items, including all refunds and credits relating to prepaid airline tickets. To the extent that such credits are or will be issued by such third parties to Executive, Executive agrees that he will write a check to the Company in the aggregate amount of such credits received or to be received no later than thirty (30) days following the Executive Transition Date. Executive shall provide to the Company appropriate documentation relating to any such matters and credits, including copies of credit card invoices, as requested by the Company. Subsequent to the Executive Transition Date, no new advances or prepaid expenses shall be made to Executive without the Company's prior written consent.

         4. Indemnification. The Company shall indemnify and defend Executive from and against all claims and causes of action which arose, or may arise, relating to events and circumstances occurring prior to the Executive Transition Date asserted against Executive by third parties by reason of his

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actions or omissions as an executive officer or Director of the Company to the fullest extent not otherwise prohibited by law, the Company's Articles of Incorporation or Bylaws. The Company affirms that it will not cancel any coverage for Executive that exists under any current director and officer liability insurance policy maintained by the Company and will not discriminate against Executive vis-a-vis other officers and former officers in any purchase or renewal of any such policy or any purchase of a replacement policy or of an extended reporting period under a policy that is not renewed.

         5. Executive's Obligations. In consideration of the payments and benefits provided in Section 3 above, Executive will:

                  (a) transfer his responsibilities as the Company's President and Chief Executive Officer before the Executive Transition Date in an appropriate manner and take such actions as are necessary to assure a smooth transition;

                  (b) not represent or bind the Company or enter into any agreement on behalf of the Company at any time without the prior approval of another executive officer of the Company or the Company's Board of Directors;

                  (c) fully cooperate and assist the Company with any litigation matters or regulatory or agency proceedings for which his testimony or cooperation is requested by Company following the Executive Transition Date, provided that he is reimbursed for any reasonable and necessary expenses incurred as a result of his cooperation and assistance, and further provided that the Company and Executive shall discuss in advance of Executive's providing any such cooperation and assistance the anticipated time commitment that would likely be required of Executive with respect to any such matter and shall mutually determine whether Executive should be compensated for his time and the amount of any such compensation, it being understood and agreed that if the parties cannot reach agreement as to any such compensation, then the Company shall not request, and Executive shall not be required, to provide cooperation and assistance with respect to such litigation or proceeding;

                  (d) sign all necessary resignations from the boards of directors and/or all other officer, employee and trustee positions of the Company, but in any event Executive shall be deemed to have resigned any such executive officer, director and trustee positions as of the Executive Transition Date and from all other positions as of the Retirement Date;

                  (e) through the Continuing Employment Period, continue to comply with the Company's Insider Trading Policy, Code of Ethics and all other Company policies and procedures applicable to employees of the Company; and

                  (f) comply with all covenants contained in this Agreement, including without limitation Sections 6, 7 and 8.

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         6.       Mutual Nondisparagement.

                  (a) Executive's Covenant. Beginning on the Executive Transition Date and continuing through the end of the Subsequent Post-Employment Period, Executive shall not make, participate in the making of, or encourage or facilitate any other person to make, any statements, written or oral, which criticize, disparage, or defame the goodwill or reputation of, or which embarrass or adversely affect the morale of, the Company, its subsidiaries and their affiliates or any of their respective present, former or future directors, officers, executives, employees and/or shareholders.

                  (b) Company's Covenant. Beginning on the Executive Transition Date and continuing through the end of the Subsequent Post-Employment Period, the Company shall not, and shall instruct the members of Escalade's Board of Directors and executive officers not to, make, participate in the making of, or encourage or facilitate any employees or any other person to make, any statements, written or oral, which criticize, disparage, or defame the reputation of, or which are intended to embarrass, the Executive.

         7.       Confidentiality.  Executive understands and agrees that:

                  (a) Escalade is required to describe the material terms of this Agreement in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four (4) business days after this Agreement is signed by the Executive and Escalade, and that the Company will attach this Agreement in its entirety as an Exhibit to such public filing. Until such filing is made, Executive will hold in confidence, and will not disclose to anyone, any of the terms hereof other than to immediate family members, attorneys and other professional advisors;

                  (b) Executive has been through the Executive Transition Date, and may be during the Continuing Employment Period, in the course of employment with the Company entrusted with or obtained access to information proprietary to the Company with respect to the following (all of which information is referred to hereinafter collectively as the "Information"): the organization and management of the Company; the names, addresses, buying habits, and other special information regarding past, present and potential customers, employees and suppliers of the Company; customer and supplier contracts and transactions or price lists of the Company and their suppliers; products, services, programs and processes sold, licensed or developed by the Company; technical data, plans and specifications, present and/or future development projects of the Company; financial and/or marketing data respecting the conduct of the present or future phases of business of the Company; computer programs, systems and/or software; ideas, inventions, trademarks, trade secrets, business information, know-how, processes, improvements, designs, redesigns, discoveries and developments of the Company; and other information considered confidential by any of the Company or its customers or suppliers. At all times during the Continuing Employment Period and thereafter, Executive agrees to retain the Information in absolute confidence and not to disclose the Information to any person or organization except as required in the performance of Executive's duties for the Company as provided in this Agreement, without the express written consent of the Company; provided that Executive's obligation of confidentiality shall not extend to any Information which becomes generally available to the public other than as a result of disclosure by Executive; and

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                  (c)      Executive and the Company agree that effective no
later than the Retirement Date, Executive will no longer be privy to material, non-public information regarding the Company. Accordingly, the Company agrees that Executive shall not be subject to the Company's Insider Trading Policy following the Retirement Date, provided, however, that if and to the extent that Executive may from time to time acquire knowledge of material, non-public information regarding the Company, Executive acknowledges and agrees that he may not trade based upon such information and must comply with all applicable laws prohibiting insider trading. The Company further agrees that it will not intentionally provide material, non-public information to Executive following the Retirement Date except in connection with such events, actions or circumstances that would require stockholder approval and the Company has made a good faith determination that it is necessary and appropriate to disclose such information to Executive given his then current ownership of Escalade common stock, and that the Company will use its reasonable best efforts to prevent any inadvertent disclosures of material, non-public information to Executive.

         8. Covenant Not to Compete, No Interference; No Solicitation. At all times through the end of the Subsequent Post-Employment Period (or if this period is unenforceable by law, then for such period as shall be enforceable):

                  (a) Executive will not engage in any business offering products or services related to the current business of the Company, whether as a principal, partner, joint venture, agent, employee, salesman, consultant, director or officer, where such business or business activity is in competition with the Company in any geographic market where the Company does business;

                  (b) Executive will not interfere with or adversely affect, either directly or indirectly, the Company's relationships with any person, firm, association, corporation or other entity which is known by Executive to be, or is included on any listing to which Executive had access during the course of his employment as a customer, client, supplier, consultant or employee of the Company, and Executive will not divert or change, or attempt to divert or change, any such relationship to the detriment of the Company or to the benefit of any other person, firm, association, corporation or other entity; and

                  (c) Executive will not induce, seek to induce or participate directly or indirectly with any third party in seeking to induce, any other employee of the Company to terminate his or her employment relationship with the Company, provided, however, that this restriction shall not prohibit Executive from hiring any employee who seeks employment from Executive or any third party with whom Executive may be employed or affiliated with in the future on an unsolicited basis as long as such employment is not in competition with any business or operations of the Company.

                  Executive acknowledges and agrees that the covenants, restrictions, agreements, and obligations set forth herein are founded upon valuable consideration, and, with respect to the covenants, restrictions, agreements, and obligations set forth in this Section 8 are reasonable in duration and geographic scope. The time period and geographical area set forth in this Section 8 are each divisible and separable, and, in the event that the covenants not to compete and/or not to divert business or employees contained

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therein are judicially held invalid or unenforceable as to such time period and/or geographical area, they will be valid and enforceable in such geographical area(s) and for such time period(s) which the court determines to be reasonable and enforceable. Executive agrees that in the event that any court of competent jurisdiction determines that the above covenants are invalid or unenforceable to join with the Company in requesting such court to construe the applicable provision by limiting or reducing it so as to be enforceable to the extent compatible with the then applicable law. Furthermore, it is agreed that any period of restriction or covenant hereinabove stated shall not include any period of violation or period of time required for litigation or arbitration to enforce such restrictions or covenants.

         9. Tax Liability; Tax Withholding. Executive acknowledges and agrees that he is responsible for the payment of all taxes relating to the consideration to be provided to him as contemplated by this Agreement, including the payment of any taxes relating to his exercise of stock options. Notwithstanding any other provision of this Agreement, the Company may withhold from any amounts payable under this Agreement, or any other benefits received pursuant hereto, such federal, state and/or local taxes as shall be required to be withheld under any applicable law or regulation.

         10. No Mitigation; No Offset. In no event shall Executive be obligated to seek other employment or to take any other action that would mitigate the amounts payable to Executive under this Agreement. In the event that Executive would obtain subsequent employment, the Company may not offset any compensation or other amounts earned by Executive from such subsequent employment or engagement of his services against the Executive's entitlements under this Agreement other than as provided in Section 3(c). Moreover, subject to Executive's compliance with the covenants set forth in Sections 6, 7 and 8 of this Agreement, Executive shall be free to pursue any unsolicited, non-competitive opportunities for employment or services as may arise from the Company's customers, vendors, employees and affiliates.

         11. Section 16 Reports. Executive and the Company agree that notwithstanding Executive's retirement as an executive officer and a Director of Escalade as of the Executive Transition Date, Executive may continue to be subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder for up to six months following the Executive Transition Date. Accordingly, Executive agrees to provide timely notice to Escalade's chief financial officer of all transactions undertaken by Executive in Escalade common stock, including the purchase or sale of any shares of Escalade common stock and the exercise of any stock options, during the six month period following the Executive Transition Date, and the Company shall prepare and file the appropriate Section 16 reports with the Securities and Exchange Commission on behalf of Executive. Upon the conclusion of such six month period, the Company acknowledges that Executive will no longer be deemed an affiliate of the Company and, absent Executive being in possession of material, non-public information concerning the Company, may freely engage in trades of Escalade securities.

         12.      Effect of Death or Change in Control.

                  (a) Death. Upon Executive's death, the Company shall accelerate the payment of all unpaid amounts due to Executive pursuant to
Section 3 of this Agreement, including without limitation Earned Compensation,

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Cash Retirement Payments, distributions from the Company's deferred compensation plan and unreimbursed business expenses, and the Company shall make a lump sum payment of all such amounts, without any discount or reduction, to Executive's estate no later than thirty (30) days following Executive's death. Upon the payment of such lump sum amount, the Company shall have no further obligation to make any payments or to provide any benefits to the Executive's estate, heirs or legal representatives pursuant to Section 3 of this Agreement nor shall the Executive's estate, heirs or legal representatives be further subject to the provisions of Sections 6 or 8 of this Agreement.

                  (b) Change in Control. Immediately and automatically upon the event of a Change in Control (as defined below), the Company or its successor, as the case may be, shall accelerate the payment of all unpaid amounts due to Executive pursuant to Section 3 of this Agreement, including without limitation Earned Compensation, Cash Retirement Payments, distributions from the Company's deferred compensation plan and unreimbursed business expenses, and the Company shall make a lump sum payment to Executive, without any discount or reduction,. Any unvested stock options owned by Executive shall immediately vest upon a Change in Control. Notwithstanding such accelerated payment and vesting, all other provisions of this Agreement shall remain in full force and effect .

                  For purposes of this Section 12(b), the term "Change in Control" shall mean with respect to Escalade:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, securities representing forty percent (40%) or more of the total voting power of all of Escalade's then outstanding voting securities; or

                  (ii) Escalade becomes a party to a merger, consolidation or share exchange in which either (A) Escalade will not be the surviving corporation or (B) Escalade will be the surviving corporation and any outstanding shares of Escalade common stock will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities or cash or other property (excluding payments made solely for fractional shares);

                  (iii) Escalade sells all or substantially all of its assets to an unaffiliated third party;

                  (iv) Escalade consummates a transaction which results in Escalade "going private" within the meaning of Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended; or

                  (v) any other event that a majority of the Company's Board of Directors, in its sole discretion, shall determine constitutes a Change of Control.

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         13.      Remedies.

                  (a) Submission to Jurisdiction. Executive and the Company each submit to the exclusive jurisdiction of any state or federal court sitting in Marion County, Indiana, or a judicial district which includes Marion County, Indiana, and which court has jurisdiction over the matter in dispute, in any action or proceeding arising out of or relating to this Agreement, and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party agrees it will institute any such action, if at all, only in a court in Marion County, Indiana, or its judicial district. Each party waives any defense of inconvenient forum to the maintenance of any action or proceedings so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Executive and the Company agree that a final non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law. Each party agrees to bear his or its own attorneys' fees and costs in connection with any such court proceeding and related actions.

                  (b) Injunctive Relief. Executive agrees that in the event of any actual or threatened breach by him of any of the provisions contained in this Agreement, including those covenants specifically set forth in Sections 6, 7 and 8 hereof, the Company shall be entitled to cease its obligations to Executive pursuant to Section 3 and to seek immediate temporary injunctive and other equitable relief, without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. In the event of such injunctive relief, the periods of time referred to in Sections 7 and 8 shall be deemed extended for a period equal to the respective period during which Employee is in breach thereof, in order to provide for injunctive relief and specific performance for a period equal to the full term thereof. In the event that the Company breaches its obligations to make payments and to provide the benefits specified in Section 3 hereof, Executive may seek specific performance in addition to monetary damages and Executive will not be subject to the provisions of Section 6, 7 or 8 hereof until such time as the breach is cured. Nothing contained herein shall be construed as prohibiting Executive or the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

         14. Mutual Release. In consideration of the payments and benefits set forth in this Agreement, such payments and benefits being good and valuable consideration:

                  (a) Release by Executive. Subject to Section 13(b), Executive, on his own behalf and on behalf of his heirs, administrators, executors, successors, assigns and personal representatives, covenants not to sue and hereby fully and forever releases, acquits and discharges the Company, its shareholders, directors, officers, employees, agents, representatives, insurance carriers, and their successors and assigns (collectively the "Releasees"), from any and all claims, demands, actions and causes of action of every kind, nature or description (collectively "claims") that Executive may have had, may now have, or may hereafter have against Releasees, including without limitation any and all claims in any way related to or based upon Executive's employment with the Company through the Executive Transition Date and/or the cessation of Executive's service as an employee, executive officer and director of the Company, including without limitation any claims for breach of contract, implied contract, promissory estoppel, tortious conduct or claims

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arising under any federal or state statute or law or local ordinance, including but not limited to: the Age Discrimination in Employment Act as amended ("ADEA"); Older Workers' Benefit Protection Act ("OWBPA"); Americans with Disabilities Act ("ADA") as amended; the Family and Medical Leave Act ("FMLA"); Title VII of the Civil Rights Act of 1964; the Civil Rights Acts of 1991; the Employee Retirement Income Security Act ("ERISA"); 42 U.S.C. ss. 1981; 29 U.S.C. ss. 206(d)(1); Section 503 and 504 of the Rehabilitation Disabilities Act; the WARN Act; Indiana's fair employment practices statutes; any other federal, state or local law dealing with employment discrimination; and any federal or state "Whistleblower" law, existing as of the date of this Agreement. Provided, however, that if the Company were to breach this Agreement, this release would not bar an action by Executive against the Company to enforce its term(s) or any applicable law. In addition, this Section 14(a) shall not affect adversely any benefits to which Executive may be entitled arising out of any social security, workers' compensation or unemployment laws, or under the terms of any employee pension or welfare or benefit plans or programs of the Company, which may be payable now or in the future to Executive.

                  (b) Acknowledgements by Executive. Executive specifically acknowledges and agrees that: (i) Executive is waiving claims under the foregoing laws, including specifically the ADEA and the OWBPA; (ii) this waiver of any rights or claims is knowing and voluntary; (iii) this Agreement is written in a manner that Executive understands; (iv) the Company has hereby advised Executive to consult with an attorney before executing this Agreement and that Executive has so consulted; (v) the waiver of rights under Section 14(a) does not waive rights or claims arising after the date of this Agreement;
(vi) Executive has been given a period of 21 days within which to consider this Agreement; (vii) for a period of seven days following Executive's execution of this Agreement, Executive may revoke this Agreement and this Agreement will not become enforceable or effective until the revocation period expires; and (viii) the waiver of rights in Section 14(a) is in exchange for consideration in addition to anything of value to which Executive was already entitled to receive.

                  (c) Release by the Company. Subject to Section 13(b), the Company, on behalf of itself and its successors and assigns, covenants not to sue and hereby fully and forever releases, acquits and discharges Executive and his successors and assigns, from any and all claims, demands, actions and causes of action of every kind, nature or description (collectively "claims") that the Company may have had, may now have, or may hereafter have against Executive, including without limitation any and all claims in any way related to or based upon Executive's employment with the Company, its subsidiaries and affiliates through the Executive Transition Date and/or the cessation of Executive's service as an executive officer or director of the Company, including without limitation any claims for breach of contract, implied contract, promissory estoppel, tortious conduct or claims arising under any federal or state statute or law or local ordinance, existing as of the date of this Agreement. Provided, however, that if Executive were to breach this Agreement, this release would not bar an action by the Company against Executive to enforce its term(s) or any applicable laws.

                  (d) Unknown Claims. This Agreement covers both claims that Executive and/or the Company know about and those that Executive and/or the Company may not know about. The parties hereto expressly waive all rights afforded by any statute that limits the effect of a release with respect to unknown claims. Each of Executive and the Company understand the significance of its respective release of unknown claims and the waiver of statutory protection against a release of unknown claims. However, this release shall not apply to any claim based on the fraud or intentional misconduct of the other party or to any act that is determined to be a criminal act under any federal, state or local law committed or perpetrated by Executive or the Company at any time prior to and through the Executive Transition Date. Neither Executive nor the Company, based on the knowledge of Escalade's Board of Directors and of the Company's executive officers other than Executive, is currently aware of any fraud or intentional misconduct of the other party to this Agreement.

                  (e) Future Claims Related to Employee and/or Shareholder Status. Notwithstanding any provision of this Section 14 that may be construed to the contrary, Executive and the Company agree that neither Executive nor the Company waive or release the other party hereto from any claim that may arise based on events occurring after the Executive Transition Date and that are based upon Executive's employment with the Company during the Continuing Employment Period. Executive and the Company further agree that Executive may not, based upon Executive's status as a shareholder of the Company, assert any claim subsequent to the Executive Transition Date against the Company or any Releasees relating to any potential claim or matter that is the subject of or is otherwise covered by the release granted by Executive in this Agreement or is in any way related to the event of Executive's retirement from the Company.

                  (f) Additional Release. Provided that Executive has signed and delivered on or promptly after the Retirement Date to the Company a general release identical in form and substance to the form of release attached hereto as Exhibit A relating to claims arising or that may arise from events during the Continuing Employment Period (the "Additional Release"), which Additional Release by its terms has become effective and is in compliance with the material terms of this Agreement, the Company further releases Executive, his successors and assigns from any and all claims, demands, actions and causes of action of every kind, nature or description (collectively "claims") that the Company may have had, may now have, or may hereafter have against Executive, including without limitation any and all claims in any way related to or based upon Executive's employment with the Company during the Continuing Employment Period and/or the cessation of Executive's service as an employee of the Company, including without limitation any claims for breach of contract, implied contract, promissory estoppel, tortious conduct or claims arising under any federal or state statute or law or local ordinance, existing as of the date of this Agreement and the Company shall sign and deliver at such time a general release to such effect identical in form and substance to the form of release attached hereto as Exhibit B. Provided, however, that if either party were to breach this Agreement, such further release would not bar an action by the non-breaching party against the breaching party to enforce its term(s) or any applicable laws nor would such release cover any action based on a claim excluded from the release by Section 14(d).

         15. Future Service as Employee, Executive Officer or Director. Executive agrees that his retirement as an employee, executive officer and director of the Company is irrevocable, and that the Company shall have no obligation whatsoever to rehire, reappoint or elect Executive to any such officer, director or other position with the Company. Executive further agrees that if he would seek any such position and is not so hired, nominated, appointed or elected, Executive will not bring a claim against the Company and/or any Releasee for refusal to so hire, nominate, appoint or elect.

         16. Binding Effect; Authority. This Agreement shall bind the Executive's heirs, executors, administrators, personal representatives, spouse, dependents, successors and assigns. Escalade represents and warrants to Executive that the individual signing this Agreement on behalf of the Company is duly authorized to enter into this Agreement and to bind the Company hereunder.

         17. Non-Admission. This Agreement shall not be construed as an admission by either party of any wrongdoing or any violation of any federal, state or local law, regulation or ordinance, and the parties specifically disclaim any wrongdoing or violation.

         18. Assignability. Neither this Agreement, nor any right or interest hereunder, shall be assignable by Executive, his beneficiaries or legal representatives, without the prior written consent of an executive officer of Escalade.

         19. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes any other written or oral promises concerning the subject matter of this Agreement except as expressly stated otherwise herein. The terms of this Agreement may not be modified other than in a writing signed by the parties.

         20. Governing Law. This Agreement shall in all respects be interpreted, enforced and governed by the laws of the State of Indiana without giving effect to provisions thereof regarding conflict of laws.

         In witness whereof, the parties have entered into this Agreement as of this 19th day of April, 2006.



                                                   /s/ CHARLES WILLIAM REED
                                                   -----------------------------
                                                   Charles William Reed



                                                   ESCALADE, INCORPORATED


                                                   By: /s/ ROBERT E. GRIFFIN
                                                       -------------------------
                                                   Name:  Robert E. Griffin
                                                   Title: Chairman

                                    EXHIBIT A

                                 GENERAL RELEASE
                                 ---------------

         I, Charles William Reed (the "Executive"), in consideration of and subject to the performance by Escalade, Incorporated, an Indiana corporation ("Escalade," and together with its subsidiaries and affiliates, the "Company"), of its obligations under the Agreement dated and entered into by the undersigned and Escalade as of April 19, 2006 (the "Agreement"), do hereby agree as follows:

         1. Executive covenants not to sue and hereby fully and forever releases, acquits and discharges the Company, its shareholders, directors, officers, employees, agents, representatives, insurance carriers, and their successors and assigns (collectively the "Releasees"), from any and all claims, demands, actions and causes of action of every kind, nature or description (collectively "claims") that Executive may have had, may now have, or may hereafter have against Releasees, including without limitation any and all claims in any way related to or based upon Executive's employment with the Company through July 17, 2006 (the "Retirement Date") and/or the cessation of Executive's service as an employee, executive officer and director of the Company, including without limitation any claims for breach of contract, implied contract, promissory estoppel, tortious conduct or claims arising under any federal or state statute or law or local ordinance, including but not limited to: the Age Discrimination in Employment Act as amended ("ADEA"); Older Workers' Benefit Protection Act ("OWBPA"); Americans with Disabilities Act ("ADA") as amended; the Family and Medical Leave Act ("FMLA"); Title VII of the Civil Rights Act of 1964; the Civil Rights Acts of 1991; the Employee Retirement Income Security Act ("ERISA"); 42 U.S.C. ss. 1981; 29 U.S.C. ss. 206(d)(1);
Section 503 and 504 of the Rehabilitation Disabilities Act; the WARN Act; Indiana's fair employment practices statutes; any other federal, state or local law dealing with employment discrimination; and any federal or state "Whistleblower" law, existing as of the Retirement Date; provided, however, that if the Company were to breach the Agreement, this release would not bar an action by Executive against the Company to enforce its term(s) or any applicable law. In addition, this release shall not affect adversely any benefits to which Executive may be entitled arising out of any social security, workers' compensation or unemployment laws, or under the terms of any employee pension or welfare or benefit plans or programs of the Company, which may be payable now or in the future to Executive.

         2. Executive agrees that this release covers both claims that Executive knows about and those that Executive may not know about. Executive expressly waives all rights afforded by any statute that limits the effect of a release with respect to unknown claims. Executive understands the significance of his release of unknown claims and the waiver of statutory protection against a release of unknown claims. However, this release shall not apply to any claim based on the fraud or intentional misconduct of the Company or to any act that is determined to be a criminal act under any federal, state or local law committed or perpetrated by the Company at any time prior to and through the Retirement Date. Executive is not currently aware of any fraud or intentional misconduct of the Company.

         3. Notwithstanding any provision of this release that may be construed to the contrary, Executive does not waive or release the Company from any claim that may arise based on events occurring after the Retirement Date. Executive further agrees that he may not, based upon his status as a shareholder of the Company, assert any claim subsequent to the Retirement Date against the Company or any Releasees relating to any potential claim or matter that is the subject of or is otherwise covered by this release or is in any way related to the event of Executive's retirement from the Company.

         4. Executive understands that the Company's commitments and obligations as set forth in the Agreement represent, in part, consideration for signing this release. Executive understands and agrees that he will not receive the payments and benefits specified in the Agreement payable after the Retirement Date unless Executive executes this release, does not revoke this release within the time period permitted hereafter and does not breach this release.

         5. Executive represents that he has made no assignment or transfer of any claim covered by this release.

         6. Executive agrees that neither this release, nor the furnishing of the consideration for this release, shall be deemed or construed at any time to be an admission by the Company, the Releasees or the Executive of any improper or unlawful conduct.

         7. Whenever possible, each provision of this release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS RELEASE, EXECUTIVE REPRESENTS AND AGREES THAT:

(a)      EXECUTIVE HAS READ IT CAREFULLY;

(b) EXECUTIVE UNDERSTANDS THAT EXECUTIVE IS WAIVING CLAIMS UNDER THE FOREGOING LAWS SPECIFIED IN PARAGRAPH 1. ABOVE, INCLUDING SPECIFICALLY THE ADEA AND THE OWBPA;

(c)      THIS WAIVER OF ANY RIGHTS OR CLAIMS IS KNOWING AND VOLUNTARY;

(d)      THIS RELEASE IS WRITTEN IN A MANNER THAT EXECUTIVE UNDERSTANDS;

(e) THE COMPANY HAS ADVISED EXECUTIVE TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS RELEASE AND THAT EXECUTIVE HAS SO CONSULTED;

(f) THE WAIVER OF RIGHTS UNDER THIS RELEASE DOES NOT WAIVE RIGHTS OR CLAIMS ARISING AFTER THE DATE OF THIS RELEASE;

(g) EXECUTIVE HAS BEEN GIVEN A PERIOD OF 21 DAYS WITHIN WHICH TO CONSIDER THIS RELEASE AND THE AGREEMENT;

(h) FOR A PERIOD OF SEVEN DAYS FOLLOWING EXECUTIVE'S EXECUTION OF THIS RELEASE, EXECUTIVE MAY REVOKE THIS RELEASE AND THIS RELEASE WILL NOT BECOME ENFORCEABLE OR EFFECTIVE UNTIL THE REVOCATION PERIOD EXPIRES;

(i) THE WAIVER OF RIGHTS IN THIS RELEASE IS IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH EXECUTIVE WAS ALREADY ENTITLED TO RECEIVE; AND

(j) EXECUTIVE AGREES THAT THE PROVISIONS OF THIS RELEASE MAY NOT BE AMENDED, WAIVED, CHANGE OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY EXECUTIVE.


DATE:____________, ____                         ________________________________
                                                Charles William Reed

                                    EXHIBIT B

                                 GENERAL RELEASE
                                 ---------------

         Escalade, Incorporated, an Indiana corporation ("Escalade," and together with its subsidiaries and affiliates, the "Company"), in consideration of and subject to the performance by Charles William Reed (the "Executive") of his obligations under the Agreement dated and entered into by the Escalade and the Executive as of April 19, 2006 (the "Agreement"), does hereby agree as follows:

         1. The Company, on behalf of itself and its successors and assigns, covenants not to sue and hereby fully and forever releases, acquits and discharges Executive and his successors and assigns (collectively, the "Releasees"), from any and all claims, demands, actions and causes of action of every kind, nature or description (collectively "claims") that the Company may have had, may now have, or may hereafter have against Executive, including without limitation any and all claims in any way related to or based upon Executive's employment with the Company, its subsidiaries and affiliates through the Retirement Date and/or the cessation of Executive's service as an employee, executive officer or director of the Company, including without limitation any claims for breach of contract, implied contract, promissory estoppel, tortious conduct or claims arising under any federal or state statute or law or local ordinance, existing as of the date of this release; provided, however, that if Executive were to breach the Agreement, this release would not bar an action by the Company against Executive to enforce its term(s) or any applicable laws.

         2. The Company agrees that this release covers both claims that the Company knows about and those that the Company may not know about. The Company expressly waives all rights afforded by any statute that limits the effect of a release with respect to unknown claims. The Company understands the significance of its release of unknown claims and the waiver of statutory protection against a release of unknown claims. However, this release shall not apply to any claim based on the fraud or intentional misconduct of the Executive or to any act that is determined to be a criminal act under any federal, state or local law committed or perpetrated by the Executive at any time prior to and through the Retirement Date. The Company, based on the knowledge of Escalade's Board of Directors and of the Company's executive officers other than Executive, is not currently aware of any fraud or intentional misconduct of the Executive.

         3. Notwithstanding any provision of this release that may be construed to the contrary, the Company does not waive or release the Executive from any claim that may arise based on events occurring after the Retirement Date.

         4. The Company understands that the Executive's commitments and obligations as set forth in the Agreement represent, in part, consideration for signing this release. The Company understands and agrees that it will not receive the benefits specified in the Agreement after the Retirement Date unless the Company executes this release and does not breach this release.

         5. The Company represents that it has made no assignment or transfer of any claim covered by this release.

         6. The Company agrees that neither this release, nor the furnishing of the consideration for this release, shall be deemed or construed at any time to be an admission by the Executive, the Releasees or the Company of any improper or unlawful conduct.

         7. Whenever possible, each provision of this release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS RELEASE, THE COMPANY REPRESENTS AND AGREES THAT:

(a) THE UNDERSIGNED AUTHORIZED SIGNATORY HAS READ IT CAREFULLY ON BEHALF OF THE COMPANY;

(b)      THIS WAIVER OF ANY RIGHTS OR CLAIMS IS KNOWING AND VOLUNTARY;

(c) THE WAIVER OF RIGHTS UNDER THIS RELEASE DOES NOT WAIVE RIGHTS OR CLAIMS ARISING AFTER THE DATE OF THIS RELEASE;

(d) THE WAIVER OF RIGHTS IN THIS RELEASE IS IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH THE COMPANY WAS ALREADY ENTITLED TO RECEIVE;

(e) THE COMPANY AGREES THAT THE PROVISIONS OF THIS RELEASE MAY NOT BE AMENDED, WAIVED, CHANGE OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY EXECUTIVE; AND

(f) THE INDIVIDUAL SIGNING THIS RELEASE ON BEHALF OF THE COMPANY IS DULY AUTHORIZED TO ENTER INTO THIS RELEASE AND TO BIND THE COMPANY HEREUNDER.

                                                ESCALADE, INCORPORATED

DATE:____________, ____                         By:_____________________________
                                                   Name:
                                                   Title:

                                      B-2